SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2005

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

475 Industrial Drive, West Chicago, Illinois        60185

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Section 5 – Corporate Governance and Management

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 On September 27, 2005, Bruce Nelson accepted an appointment to become a Class I Director, with a term expiring at our 2008 annual meeting of stockholders, and Glenn Norem accepted an appointment to become a Class III Director, with a term expiring at our 2007 annual meeting of stockholders.

Mr. Nelson was elected as Chairman of the Audit Committee and as a member of the Compensation Committee.  Mr. Norem was elected as Chairman of the Compensation Committee and as a member of the Audit Committee.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                                                                       M-WAVE, INC.

(Registrant)

                                                                                                By         /s/ Jeff Figlewicz

                                                                                                            Jeff Figlewicz

                        Corporate Controller and Principal Accounting Officer

Dated: October 3, 2005